UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2019
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

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ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Amendments to Amended and Restated Certificate of Incorporation
On April 25, 2019, the stockholders of Ingevity Corporation (the “Company”) approved amendments to the Company’s Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate”), which amendments included both the removal of certain supermajority voting requirements from the Certificate as well as to remove certain obsolete provisions (such changes, the “Certificate Amendments”). The Certificate Amendments are discussed more fully in the Company’s definitive Proxy Statement for the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on March 11, 2019 (the “Proxy Statement”). The Company filed a Second Amended and Restated Certificate of Incorporation (the “Amended Certificate”) setting forth the Certificate Amendments with the Secretary of State of the State of Delaware on April 25, 2019, which became effective on such date.
The foregoing description of the Certificate Amendments does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Certificate, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Amendments to Amended and Restated By-Laws
The Board of Directors of the Company (the “Board”) adopted amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”), which became effective upon the filing of the Amended Certificate with the Secretary of State of the State of Delaware on April 25, 2019. The Board had conditionally approved the amendments to the By-Laws in order to conform the By-Laws to the changes that would be made to the Certificate by the Certificate Amendments if such amendments were approved by stockholders at the Annual Meeting and to make additional administrative changes. The Board approved the implementation of such amendments to the By-Laws, effective April 25, 2019, by means of amending and restating the By-Laws (as so amended and restated, the “Amended and Restated By-Laws"). The By-Laws were amended (i) to eliminate supermajority voting provisions concerning certain changes in the By-Laws, (ii) to delete references to the Company's classified Board structure given the expiration of these classifications as of the Annual Meeting, and (iii) to effect certain administrative changes in the By-Laws, including updating the titles of certain committees of the Company and providing for electronic transmission of notices of special meetings of the Board.
The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws of the Company, which is filed as Exhibit 3.2 to this report and incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 25, 2019, the Company held its Annual Meeting, at which the Company’s stockholders voted on the four proposals identified below. Each of the proposals are described in more detail in the Proxy Statement.
There were 41,753,722 shares of the Company’s common stock issued and outstanding on the record date and entitled to vote at the Annual Meeting, and 39,360,549 shares (94.26%) were represented in person or by proxy at the Annual Meeting, which number constituted a quorum.
Proposals No. 1, 2, 3, and 4 were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

1. A proposal to elect the nine director candidates listed below, each for a one-year term or until his or her successor is duly elected and qualified:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jean S. Blackwell	37,004,527	41,104	5,401	2,309,517
Luis Fernandez-Moreno	37,013,111	29,505	8,416	2,309,517
J. Michael Fitzpatrick	36,818,182	225,198	7,652	2,309,517
Diane H. Gulyas	37,020,202	25,067	5,763	2,309,517
Richard B. Kelson	36,260,843	782,264	7,925	2,309,517
Frederick J. Lynch	36,678,350	363,888	8,794	2,309,517
Karen G. Narwold	37,019,741	25,133	6,158	2,309,517
Daniel F. Sansone	36,818,005	224,959	8,068	2,309,517
D. Michael Wilson	36,854,312	189,105	7,615	2,309,517

2. Approve on an advisory basis (non-binding) the compensation paid to our named executive officers (Say-on-Pay).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
35,874,342	1,156,843	19,847	2,309,517

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2019.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
39,015,291	339,536	5,722	(None)

4.
Approve amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority vote requirements with respect to certain Certificate and By-Law amendments by stockholders, and to remove certain obsolete provisions.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
36,783,097	245,288	22,647	2,309,517

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Second Amended and Restated Certificate of Incorporation of Ingevity Corporation
3.2	Amended and Restated By-Laws of Ingevity Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ KATHERINE P. BURGESON
Katherine P. Burgeson
Executive Vice President, General Counsel and Secretary
Date: April 25, 2019